     EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in IDACORP, Inc.'s Registration StatementNos. 333-64737, 333-83434 and 333-103917 on Form S-3 and Registration Statement Nos. 333-65157, 333-65406 and 333-104254 on Form S-8 and Idaho Power Company's RegistrationStatement No. 333-103812 on Form S-3 and Registration Statement No. 333-66496 on Form S-8 of our reports dated February 27, 2004 (The report for IDACORP, Inc. expresses an unqualified opinion and includes an explanatory paragraph relating to changes in accounting for goodwill in 2002 and the accounting and presentation of asset retirement obligations in 2003.  The report for Idaho Power Company expresses an unqualified opinion and includes an explanatory paragraph relating to the accounting and presentation of asset retirement obligations in 2003.) appearing in this Annual Report on Form 10-K of IDACORP, Inc. and Idaho Power Company for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Boise, Idaho

March 4, 2004